                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               OWOSSO CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                  [OWOSSO LOGO]


                               The Triad Building
                           2200 Renaissance Boulevard
                                    Suite 150
                       King of Prussia, Pennsylvania 19406

                               ------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 March 24, 1999
                               ------------------


To the Shareholders of Owosso Corporation:

     The Annual Meeting of Shareholders of Owosso Corporation, a Pennsylvania corporation (the "Company") will be held at 9:00 a.m., local time, on March 24, 1999, at the Company's headquarters at The Triad Building, 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania, for the following purposes:

     1. To elect seven directors of the Company for a one-year term;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending October 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of the Company's Common Stock or Class A Convertible Preferred Stock at the close of business on February 19, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                                     By Order of the Board of Directors


                                     /s/ George B. Lemmon, Jr.
                                     --------------------------------------
                                     George B. Lemmon, Jr.
                                     President & Chief Executive Officer


February 23, 1999

                                  [OWOSSO LOGO]



                              The Triad Building
                          2200 Renaissance Boulevard
                                   Suite 150
                      King of Prussia, Pennsylvania 19406
                              ------------------
                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                MARCH 24, 1999
                              ------------------
     This Proxy Statement, which is first being mailed to shareholders on or about February 23, 1999, is furnished in connection with the solicitation by the Board of Directors of Owosso Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 9:00 a.m. on March 24, 1999, at the Company's headquarters at The Triad Building, 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares represented thereby will be voted (i) for the election of the nominees for director named below, (ii) for the ratification of the appointment of Deloitte & Touche LLP as independent auditors, and (iii) in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the Annual Meeting.

                                    VOTING

     Holders of record of the Company's Common Stock or Class A Convertible Preferred Stock on February 19, 1999, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 5,815,842 shares of Common Stock and 1,071,428 shares of Class A Convertible Preferred Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock and Class A Convertible Preferred Stock entitled to cast at least a majority of the votes which all holders of Common Stock and Class A Convertible Preferred Stock are entitled to cast will constitute a quorum for purposes of the transaction of business.

     Each share of Common Stock and each share of Class A Convertible Preferred Stock entitles the holder thereof to one vote on the election of six nominees for director and on any other matter that may properly come before the Annual Meeting. Additionally, holders of Class A Convertible Preferred Stock have the right, voting as a separate voting group, to elect one director. Shareholders are not entitled to cumulative voting in the election of directors.

     Under Pennsylvania law and the By-laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence at the Annual Meeting in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter.

Directors are elected by a plurality vote. All other actions to be taken by the shareholders at the Annual Meeting shall be taken by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Votes that are withheld and abstentions will be counted in determining the presence of a quorum, but will not be counted in determining the number of votes cast in connection with any particular matter. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not require voting instructions from the beneficial owner, are not voted and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's stock.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

     The Company's Board of Directors consists of seven members, and all seven seats for director are up for election. Unless otherwise specified in the accompanying proxy, the shares of Common Stock and Class A Convertible Preferred Stock voted pursuant thereto will be cast for George B. Lemmon, Jr., John R. Reese, Eugene P. Lynch, Ellen D. Harvey, Harry E. Hill and James A. Ounsworth, and the shares of Class A Convertible Preferred Stock voted pursuant thereto will be cast for Lowell P. Huntsinger, each for terms expiring at the Annual Meeting of Shareholders to be held in 2000. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors (except in the case of a substituted nominee for Lowell P. Huntsinger, who would be recommended by the holders of 25% of the Class A Convertible Preferred Stock). The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

     The following biographical information is furnished as to the current directors of the Company, each of whom is a nominee for election:

     Nominees for Election by Holders of Common Stock or Class A Convertible Preferred Stock

     George B. Lemmon, Jr., 37, became President of the Company in May 1996, and has served as Chief Executive Officer of the Company since August 1995 and as a director of the Company since March 1994. Mr. Lemmon was also the Company's Secretary and Treasurer from March 1994 until June 1996. From January 1995 to August 1995, Mr. Lemmon served as Executive Vice President - Corporate Development. From March 1994 until January 1995, Mr. Lemmon was the Company's Executive Vice President and Chief Financial Officer. Mr. Lemmon served as Chief Financial Officer of Brynavon Group, Inc., a corporation controlled by certain members of the Company's Board of Directors or its affiliates (collectively, "Brynavon Group") from 1990 to October 1994. He held various managerial and sales positions with Brynavon Group since 1983.

     John R. Reese, 55, was elected Chairman of the Board of Directors in March 1997. He has served as a director of the Company since March 1994, and served as a director of Brynavon Group from 1982 until October 1994. Mr. Reese served as the Vice Chairman of the Board of the Company from June 1996 to March 1997 and then became Chairman. Mr. Reese is also a Limited Managing Director at Lazard Freres & Co., LLC, a position he has held since 1998, where he is in the Private Clients Division, which provides investment advice to high net worth individuals. From 1986 to 1995, Mr. Reese was a partner at Lazard, Freres & Co.

     Eugene P. Lynch, 37, has served as a director of the Company since the reorganization of the Company which took place in connection with the public offering of the Common Stock at the end of fiscal 1994 (the "Reorganization"). Since 1990, Mr. Lynch has been a partner of The Clipper Group, and he has been a

Managing Director of the firm since October 1993. The Clipper Group is a New York-based private investment management firm which was formed in 1990 by certain former employees of CS First Boston. Prior to that, he worked in the merchant banking group of CS First Boston from 1987 to 1990, and served as a Vice President of that firm in 1990. Mr. Lynch serves as a director of AVTEAM, Inc., Travel Centers of America, Corp. and several private companies.

     Ellen D. Harvey, 45, has served as a director of the Company since the Reorganization. Since September 1996, she has been a principal of Morgan Stanley Dean Witter Investment Management (formerly known as Morgan Stanley & Co.). From 1984 to January 1996, Ms. Harvey served as a portfolio manager for Miller, Anderson & Sherrerd, a money management firm in West Conshohocken, Pennsylvania, and was a partner of that firm from 1989 to September 1996, at which time it was acquired by Morgan Stanley. From 1981 to 1984, she served as Vice President of Morgan Futures Corporation. In 1981, Ms. Harvey served as Director of Market Surveillance for the New York Futures Exchange, and from 1980 to 1981 she was a financial economist for the U.S. Department of the Treasury, Office of Capital Markets Policy.

     Harry E. Hill, 50, has served as a director of the Company since January 1995. Since 1991, Mr. Hill has served as President and Chief Executive Officer of Empire Abrasive Equipment Company, which manufactures portable, cabinet and automated pneumatic blasting equipment. Since 1984, Mr. Hill has been Managing Partner of H.E. Hill and Company, which offers consulting services to manufacturing and other companies. Since 1987, he has also been the President and Chief Executive Officer of Delaware Car Company, which is engaged in the railroad repair and equipment manufacturing business.

     James A. Ounsworth, 56, has been a Senior Vice President of Safeguard Scientifics, Inc. since November 1995 and Vice President, Secretary and General Counsel of Safeguard Scientifics, Inc. since December 1991. Safeguard Scientifics, Inc., the common stock of which is listed on the New York Stock Exchange, is engaged primarily in the business of identifying, acquiring interests in, and developing partnership companies, most of which are engaged in information technology businesses. Prior to December 1991, Mr. Ounsworth was a partner in the Business Department of Pepper Hamilton LLP, a law firm based in Philadelphia, Pennsylvania, where he practiced business law for 16 years after graduating from the University of Virginia School of Law in 1975. Before entering law school, Mr. Ounsworth was a nuclear engineer in the U.S. Navy's Fleet Ballistic Missile Submarine program, where he served on two FBM submarines, the second one as chief engineer, after graduating from the U.S. Naval Academy in 1964.

     Nominee for Election by Holders of Class A Convertible Preferred Stock, Voting as a Separate Voting Group

     Lowell P. Huntsinger, 66, has served as a director of the Company since November 1995. Mr. Huntsinger was the president of Stature Electric, Inc. ("Stature") until it was acquired by the Company in October 1995. Mr. Huntsinger was elected to the Board of Directors by the owners of the Company's Class A Convertible Preferred Stock which was issued in connection with the Stature acquisition. In 1974, Mr. Huntsinger co-founded Stature with its two other stockholders, one of whom remains with Stature. Prior to founding Stature, Mr. Huntsinger worked at the Northland Electric division of the Scott Fetzer Company.

     The Board of Directors Recommends a Vote FOR Proposal 1 to Elect All Nominees.

Committees and Meetings of the Board of Directors

     During the Company's 1998 fiscal year, which ended on October 25, 1998, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

     During fiscal 1998, the Audit Committee, which consisted of Mr. Hill, Mr. Lynch and Mr. Ounsworth, met four times. The function of the Audit Committee is to make recommendations to the Board of Directors regarding the annual selection of independent public accountants to audit annually the Company's books and records and to review recommendations made by such accounting firm as a result of their audit. The Audit Committee also periodically reviews the activities of the Company's audit staff and the adequacy of the Company's internal controls.

     During fiscal 1998, the Compensation Committee, which consisted of Ms. Harvey and Mr. Ounsworth, met four times. The Compensation Committee is responsible for establishing the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans, and also administers the Company's 1994 Stock Option Plan and 1998 Long-Term Incentive Plan.

     The Company does not have a standing Nominating Committee.

Compensation of Directors

     The Company pays each director who is not also an employee of the Company an annual fee of $8,000 payable in Company Common Stock, plus $1,500 for each Board meeting and $400 for each Committee meeting attended by such director in person. The Company will also reimburse the directors for expenses incurred in connection with their activities as directors.

     The Company's 1994 Stock Option Plan provides for the automatic grant of an option to purchase 10,000 shares of the Company's Common Stock to each person (other than an employee of the Company) upon his initial election as a director of the Company by the shareholders at a per share purchase price equal to the closing sale price of the Common Stock on the date of grant. Each such option vests, on a cumulative basis, as to one-fifth of the number of shares of Common Stock underlying the option on each anniversary of the grant date commencing on the first anniversary. The options expire, as to each vested portion of the option, on the fifth anniversary of the vest date.

                            EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid To Certain Executive Officers

     The following table sets forth, with respect to services rendered during fiscal 1998, 1997 and 1996, the total compensation paid by the Company to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 during fiscal 1998 (the "named executive officers"). The Company has no written employment agreements with any of the named executive officers.

                           Summary Compensation Table




                                                                                      Long-Term Compensation
                                                                                   ---------------------------
                                                         Annual Compensation        Restricted      Securities      All Other
                                                       ------------------------        Stock        Underlying     Compensation
Name and Principal Position                 Year        Salary($)     Bonus($)     Awards($)(1)     Options(#)        ($)(2)
---------------------------                 ----        ---------     ---------    ------------     ----------     ------------
George B. Lemmon, Jr.                       1998        $ 198,327     $ 50,000            --          50,000         $ 5,014
 President and Chief Executive              1997        $ 165,000     $ 55,463        $6,100          15,000         $ 3,520
 Officer                                    1996        $ 165,000     $  2,459            --          20,000         $ 3,480
Harry Holiday III                           1998        $ 204,385     $ 30,000            --          50,000         $ 3,777
 Executive Vice President and               1997        $ 192,308     $ 63,450        $7,050              --         $ 4,031
 Chief Operating Officer                    1996(3)            --           --            --          50,000              --
John H. Wert, Jr.                           1998        $ 124,952     $ 32,188            --          50,000         $ 6,627
 Senior Vice President --                   1997        $ 118,666     $ 23,457        $2,606              --         $ 6,838
 Finance, Chief Financial Officer,          1996        $ 113,416     $ 25,000            --           5,000         $ 5,369
 Secretary and Treasurer
Brian Tidwell                               1998        $ 110,029     $ 28,650            --          50,000         $ 3,668
 Vice President of Operations               1997        $ 101,481     $ 21,245        $2,361           2,000         $ 3,681
                                            1996(4)     $  87,308     $ 16,000            --           5,000         $ 2,713

------------
(1) At October 25, 1998, the value of the restricted stock awards granted to the named executive officers in fiscal 1997 was: Mr. Lemmon, $3,778 for his 775 shares; Mr. Holiday, $4,363 for his 895 shares; Mr. Wert, $1,614 for his 331 shares; and Mr. Tidwell, $1,463 for his 300 shares. Dividends were paid on these shares. The restricted stock awards vested on January 4, 1999.

(2) Amounts indicated include insurance premiums paid with respect to term life insurance in the following amounts: Mr. Lemmon, $966; Mr. Holiday, $102; Mr. Wert, $66; and Mr. Tidwell, $66.

(3) Mr. Holiday was elected as an executive officer of the Company in November 1996.

(4) Mr. Tidwell was elected as an executive officer of the Company in June
    1996.

Stock Options Granted to Certain Executive Officers During Last Fiscal Year

     Under the 1994 Stock Option Plan and the 1998 Long-Term Incentive Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded to the named executive officers during fiscal 1998.

              OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 25, 1998

                                                                                                     Potential Realizable
                                                                                                    Gain at Assumed Annual
                                                     Percent of                                         Rates of Stock
                                    Number of      Total Options                                       Appreciation for
                                    Securities       Granted to                                          Option Terms
                                    Underlying      Employees in     Exercise or                     Compounded Annually
                                     Options            Last          Base Price     Expiration    -------------------------
              Name                 Granted (#)      Fiscal Year         ($/Sh)        Date (1)          5%           10%
-------------------------------   -------------   ---------------   -------------   ------------   -----------   -----------
George B. Lemmon, Jr. .........      50,000             16.9%          $ 7.875       03/18/08       $189,384      $457,975
Harry Holiday III .............      50,000             16.9%          $ 7.875       03/18/08       $189,384      $457,975
John H. Wert, Jr. .............      50,000             16.9%          $ 7.875       03/18/08       $189,384      $457,975
Brian Tidwell .................      50,000             16.9%          $ 7.875       03/18/08       $189,384      $457,975

------------
(1) The stock options issued to Messrs. Lemmon, Holiday, Wert and Tidwell were granted under the Company's 1998 Long Term Incentive Plan. The options vest equally over five years beginning with the first anniversary of the grant date, and the options expire, with respect to each vested portion of the options, five years after the vesting date of such portion, or, if sooner, the tenth anniversary of the grant date.

Stock Options Exercised by Certain Executive Officers During Fiscal 1997 Fiscal Year and Held by Certain Executive Officers at October 25, 1998

     No options granted by the Company were exercised by the named executive officers during fiscal 1998. The following table sets forth certain information regarding options for the purchase of Common Stock that were held by the named executive officers.

               AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                 Shares                           Number of Securities
                               Acquired on        Value          Unexercised Options at      Value of Unexercised In-the-
            Name              Exercise (#)    Realized ($)             FY-End (#)             Money Options at FY-End ($)
---------------------------  --------------  --------------  ------------------------------  -----------------------------
                                                              Exercisable    Unexercisable    Exercisable    Unexercisable
                                                             -------------  ---------------  -------------  --------------
George B. Lemmon, Jr. .....       --              --            51,000          84,000            0               0
Harry Holiday III .........       --              --            20,000          80,000            0               0
John H. Wert, Jr. .........       --              --            10,000          55,000            0               0
Brian Tidwell .............       --              --             2,400          54,600            0               0

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Company, consisting of two non-employee directors, establishes the compensation of the Chief Executive Officer of the Company, incentives and other forms of compensation and benefit plans, reviews the compensation of senior management and administers the Company's 1994 Stock Option Plan and 1998 Long-Term Incentive Plan.

     The Compensation Committee's policy regarding executive compensation reflects a commitment to offer competitive compensation opportunities for its executive officers, so as to attract and retain quality executives, to provide incentives to such executives so as to achieve performance objectives that enhance shareholder value, and to reward excellent performance. Accordingly, the Compensation Committee has instituted a compensation program that provides the Company's executives with (i) a competitive base salary, (ii) a bonus arrangement that encourages individual achievement, and (iii) stock options and other stock-based compensation granted at market value in order to provide long-term incentives, thereby encouraging long-term strategic management and enhancement of shareholder value.

     The Compensation Committee believes that the following current base salaries for the Company's executive officers for calendar year 1999 are appropriate in light of the executive officers' contribution to the Company's operations and performance: George B. Lemmon, Jr., $198,000, Harry Holiday III, $198,000, John H. Wert, Jr., $126,000, Brian Tidwell, $130,000 and Steve Shubert, the Company's Chief Information Officer, $110,000. In considering each officer's contribution to the Company's success, the Compensation Committee considers, among other things, such officer's role in enhancing the Company's growth, both internally and through its acquisition program, controlling costs, making efficient use of the Company's assets and employees, and monitoring the Company's operations.

     The Committee believes that executive officers' compensation should correlate with the Company's annual performance. Consequently, the officers have the ability to receive a relatively large proportion of their compensation pursuant to bonus arrangements, which the Compensation Committee intends to continue. In fiscal 1998, the bonus arrangement for the Company's executive officers was tied to matrices incorporating Company performance compared to budget in the following categories: sales, operating profit margin, and achievement of specific individual goals. In addition, the Committee determined that 10% of the bonus payable to certain subsidiary management may be paid in the form of restricted Common Stock, subject to a one-year vesting requirement.

     The Compensation Committee may from time to time grant options to the Company's executive officers to further align their long-term interests with those of other shareholders. The Committee believes that such options encourage the executives to employ strategies designed to enhance the long-term value of the Company's Common Stock. During fiscal 1998, options were granted under the 1998 Long Term Incentive Plan to George B. Lemmon, Jr. (options on 50,000 shares) Harry Holiday III (options on 50,000 shares), John H. Wert, Jr. (options on 50,000 shares) and Brian Tidwell (options on 50,000 shares). The Compensation Committee based the grants on a variety of factors, including expected future contribution to the Company's performance. The Compensation Committee may also grant stock options in the future based on this and other factors.




                                            Ellen D. Harvey
                                            James A. Ounsworth

                            Stock Performance Chart

     The following Stock Performance Chart compares the Company's cumulative total shareholder return on its Common Stock for the period from October 25, 1994 (the date the Common Stock commenced trading on the Nasdaq National Market) to October 25, 1998 (the date the Company's 1998 fiscal year ended), with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Manufacturing (Diversified Industrials) Index. The comparison assumes $100 was invested on October 25, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                               [GRAPHIC OMITTED]






                             ANNUAL RETURN PERCENTAGE
                                  Years Ending

              29Oct 95             27Oct96        26Oct97         25Oct98
Owosso        -5.57                -45.31          37.79          -33.29
MFG 500       25.91                 37.16          33.56           -0.32
S&P 500       25.59                 23.03          36.71           15.36

                                INDEXED RETURNS
                                 Years Ending
              Base
             Period
            30 Oct95    29Oct 95       27Oct96       26Oct97      25Oct98
Owosso        100         94.43         51.64          71.16       47.47
MFG 500       100        125.91        172.70         230.66      229.92
S&P 500       100        125.59        154.51         211.24      243.68

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of February 1, 1999, with respect to the beneficial ownership of shares of Common Stock and Class A Convertible Preferred Stock of the Company by each person who is known to the Company to be the beneficial owner of more than five percent of either class of stock, by each director or nominee for director, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person listed has sole voting power and sole investment power over the shares indicated.



                                                                                 Class A Convertible
                                                   Common Stock                  Preferred Stock (2)
                                        ----------------------------------   ----------------------------
                                            Amount and                        Amount and
                                             Nature of         Percent of      Nature of      Percent of
         Name and Address of                Beneficial           Class        Beneficial        Class        Percent of Voting
         Beneficial Owner (1)                Ownership        Outstanding      Ownership     Outstanding           Power
-------------------------------------   ------------------   -------------   ------------   -------------   ------------------
George B. Lemmon, Jr. ...............      321,313 (3)           5.5%                --            --               4.7%
Harry Holiday III ...................       48,395 (4)             *                 --            --                 *
John H. Wert, Jr. ...................       32,031 (5)             *                 --            --                 *
Brian Tidwell .......................       14,570 (6)             *                 --            --                 *
Ellen D. Harvey .....................       18,500 (7)             *                 --            --                 *
Harry E. Hill .......................       18,500 (8)             *                 --            --                 *
Lowell P. Huntsinger ................        9,000 (9)             *            518,433          48.4%              7.7%
Eugene P. Lynch .....................       12,000 (7)             *                 --            --                 *
James A. Ounsworth ..................        4,000 (10)            *                 --            --                 *
John R. Reese .......................    2,118,701 (11)         36.4%                --            --              30.8%
Morris R. Felt ......................          900 (12)            *            259,216          24.2%              3.8%
Randall V. James ....................        5,615 (13)            *            293,779          27.4%              4.3%
George B. Lemmon, Sr. ...............      510,927               8.8%                --            --               7.4%
John F. Northway, Sr. ...............      675,949 (14)         11.6%                --            --               9.8%
Dimensional Fund Advisors, Inc. .....      383,100 (15)          6.6%                --            --               5.6%
All directors and executive officers
 as a group (10 persons) ............    2,597,010 (16)         44.7%           518,433          48.4%             45.2%

------------
* Less than 1%
(1) The address of each person named in the table is: c/o Owosso Corporation, The Triad Building, 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania 19406.

(2) Shares of Class A Convertible Preferred Stock are entitled to one vote per share and vote with the Common Stock on all matters on which holders of Common Stock are entitled to vote. Each share of Class Convertible Preferred Stock is convertible into one share of Common Stock.

(3) Includes 68,000 shares of Common Stock purchasable upon the exercise of stock options. 217,538 shares are held by Mr. Lemmon, Jr. jointly with his wife.

(4) Includes 30,000 shares of Common Stock purchasable upon the exercise of stock options of these shares. 6,000 shares are held by Mr. Holiday's wife.

(5) Includes 21,000 shares of Common Stock purchasable upon the exercise of stock options. 1,000 shares are held by Mr. Wert as custodian for his children, and 2,700 shares are held by Mr. Wert's wife.

(6) Includes 13,400 shares of Common Stock purchasable upon the exercise of stock options. 370 shares are held by Mr. Tidwell jointly with his wife, and 500 shares are held solely by Mr. Tidwell's wife.

(7) Includes 11,000 shares of Common Stock purchasable upon the exercise of stock options.

(8) Includes 9,000 shares of Common Stock purchasable upon the exercise of stock options. 1,000 shares are held by Mr. Hill as custodian for his children.

(9) Includes 9,000 shares of Common Stock purchasable upon the exercise of stock options.

(10) Includes 4,000 shares of Common Stock purchasable upon the exercise of stock options.

(11) Includes 14,000 shares of Common Stock purchasable upon the exercise of stock options. 91,241 shares are held by Mr. Reese as trustee under a trust under which the descendants of Mr. Lemmon, Sr. are beneficiaries, and 9,000 shares are held by Mr. Reese as trustee under a trust under which his family members are beneficiaries. Also includes 1,500,000 shares held by a limited partnership of which George Lemmon, Sr. and family members are limited partners and of which the general partners are trusts of which Mr. Reese is the trustee and family members of Mr. Lemmon are beneficiaries.

(12) Includes 400 shares of Common Stock purchasable upon the exercise of stock options.

(13) Includes 4,300 shares of Common Stock purchasable upon the exercise of stock options.

(14) All of these shares are owned by a family limited partnership.

(15) Information with respect to beneficial ownership is based upon information furnished by the shareholder pursuant to filings with the Securities and Exchange Commission.

(16) Includes 179,400 shares of Common Stock purchasable upon the exercise of stock options.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

     For his services as Chairman of the Board of Directors of the Company, John R. Reese is paid a $60,000 annual consulting fee and has use of a car leased by the Company.

     In October 1995, in connection with the Company's acquisition of Stature from the shareholders of Stature, which included Lowell P. Huntsinger, Mr. Huntsinger agreed not to compete with the Company in the business of the manufacture and sale of electric motors and parts through October 2000. In addition, a promissory note was issued payable to Mr. Huntsinger. On October 25, 1998, the outstanding balance under the note was $1,814,516, and interest paid was $145,161 in fiscal 1998. The note is payable on demand upon 30 days' notice but will not be prepaid without the approval of a majority of the Company's disinterested directors. Mr. Huntsinger was elected as a director of the Company in connection with the acquisition.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 25, 1998, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with.

                                RATIFICATION OF
                            APPOINTMENT OF AUDITORS
                                 (Proposal 2)

     The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1999, and recommends that the shareholders ratify such selection. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

     The submission of the appointment of Deloitte & Touche LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Deloitte & Touche LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     The Board of Directors Recommends a Vote FOR Proposal 2 to Ratify the Appointment of Deloitte & Touche LLP as Independent Auditors for the Year Ending October 31, 1999.

                                OTHER BUSINESS

     Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended October 25, 1998 accompanies this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than October 26, 1999, by the Chief Financial Officer of the Company at the Company's principal executive offices, The Triad Building, 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania 19406. In addition, the execution of a proxy solicited by the Company in connection with the 2000 Annual Meeting of Shareholders shall confer on the designated proxyholder discretionary voting authority to vote on any shareholder proposal which is not included in the Company's proxy materials for such meeting and for which the Company has not received notice at least 45 days prior to the date of such meeting.

                               ----------------
     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED OCTOBER 25, 1998. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, OWOSSO CORPORATION, THE TRIAD BUILDING, 2200 RENAISSANCE BOULEVARD, SUITE 150, KING OF PRUSSIA, PENNSYLVANIA 19406.

                                     By Order of the Board of Directors


                                     /s/ George B. Lemmon, Jr.
                                     ---------------------------------------
                                     George B. Lemmon, Jr.
                                     President & Chief Executive Officer


Date: February 23, 1999
      King of Prussia, Pennsylvania

                              OWOSSO CORPORATION
              Proxy Solicited On Behalf Of The Board of Directors
                         from holders of Common Stock

     The undersigned, revoking all previous proxies, hereby appoints George B. Lemmon, Jr. and Harry Holiday III, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Owosso Corporation to be held on March 24, 1999, and at any adjournment or postponement thereof.

1. Election of Directors:

 / / FOR the nominees listed below   / / WITHHOLD AUTHORITY to vote for
                                         the nominees listed below

Nominees: For a one-year term expiring at the Annual Meeting to be held in
          2000: Ellen D. Harvey, Harry E. Hill, George B. Lemmon, Jr., Eugene
          P. Lynch, James A. Ounsworth, and John R. Reese.
  (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)
                  ------------------------------------------
2. Ratification of appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending October 31, 1999:

                     / / For    / / Against    / / Abstain

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF AND "FOR" RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1999. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.
                                ----------------------------------------------
                                Signature of Shareholder


                                ----------------------------------------------
                                Signature of Shareholder




                                Date:                                   , 1999
                                     -----------------------------------
                                NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S)
                                APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

                              OWOSSO CORPORATION
              Proxy Solicited On Behalf Of The Board of Directors from holders of Class A Convertible Preferred Stock

     The undersigned, revoking all previous proxies, hereby appoints George B. Lemmon, Jr. and Harry Holiday III, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock and Class A Convertible Preferred Stock which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Owosso Corporation to be held on March 24, 1999, and at any adjournment or postponement thereof.


1. Election of Directors:

 / / FOR the nominees listed below   / / WITHHOLD AUTHORITY to vote for
                                         the nominees listed below


Nominees: For a one-year term expiring at the Annual Meeting to be held in 2000: Ellen D. Harvey, Harry E. Hill, Lowell P. Huntsinger, George B. Lemmon, Jr., Eugene P. Lynch, James A. Ounsworth, and John R. Reese.

  (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)
                  ------------------------------------------
2. Ratification of appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending October 31, 1999:

                     / / For    / / Against    / / Abstain

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF AND "FOR" RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1999. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.
                                ----------------------------------------------
                                Signature of Shareholder


                                ----------------------------------------------
                                Signature of Shareholder


                                Date:                                   , 1999
                                      ----------------------------------
                                NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S)
                                APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.